Exhibit 32.2

CERTIFICATION OF PERIODIC FINANCIAL REPORT PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Simclar, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Marshall W. Griffin, Jr., Chief Financial Officer, Treasurer and Secretary of the Company, hereby certify as of the date hereof, solely for purpose of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

/s/ Marshall W. Griffin, Jr.
Marshall W. Griffin, Jr., Chief Financial Officer, Treasurer and Secretary
Simclar, Inc.
November 14, 2007